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                                                                    EXHIBIT (23)

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Russell Corporation of our report dated January 24, 1996, included in the 1995 Annual Report to Shareholders of Russell Corporation.

Our audits also included the financial statement schedule of Russell Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Russell Corporation's Post-Effective Amendment Number 1 to Registration Statement Number 2-64496 on Form S-8, Registration Statement Number 33-24898 on Form S-8, Registration Statement Number 33-47906 on Form S-3, Registration Statement Number 33-54361 on Form S-3, and Registration Statement Number 33-69679 on Form S-8 of our report dated January 24, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Russell Corporation.


                                                           /S/ Ernst & Young LLP


Birmingham, Alabama
March 22, 1996





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